Exhibit 99.3

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On November 3, 2014, Platform Specialty Products Corporation (“Platform,” “we,” “us,” “our,” or the “Company”) completed the CAS Acquisition, pursuant to which Platform acquired from Chemtura Corporation (“Chemtura”) certain legal entities and other assets and liabilities for approximately $1.04 billion, consisting of $983 million in cash, net of closing adjustments, and 2,000,000 shares of our common stock. We funded the cash portion of the purchase price and related transaction expenses of the CAS Acquisition with a combination of available cash on hand and borrowings under our Amended and Restated Credit Agreement.

On February 13, 2015, we completed the Arysta Acquisition, pursuant to which we acquired all of the outstanding common stock of Arysta for approximately $3.57 billion ($3.51 billion before accounting for the fair value of the Series B Preferred Stock in excess of its notional amount and seller transaction costs paid by Platform). The purchase price consisted of $2.92 billion of cash, net of closing adjustments and including seller transaction expenses paid by Platform, and $600 million of Series B Preferred Stock of Platform. To fund the cash portion of the purchase price, on February 2, 2015, we issued $1.1 billion and €350 million of bonds (approximately $420 million based upon the February 2, 2015 exchange rate of $1.20 per €1.00) (collectively, the “Notes”), and, on February 13, 2015, we amended our credit agreement to borrow an incremental $500 million and €83 million (approximately $94.5 million based upon the February 13, 2015 exchange rate of $1.14 per €1.00) (the “Term Debt”).

The unaudited pro forma condensed statements of operations for the year ended December 31, 2014 give effect to the CAS Acquisition and the Arysta Acquisition as if they had been consummated on January 1, 2014. The unaudited pro forma condensed balance sheet as of December 31, 2014 gives effect to the Arysta Acquisition as if it had been consummated on December 31, 2014.

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2014 was derived from Platform’s and Arysta’s audited consolidated financial statements. The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014 was derived from Platform’s and Arysta’s audited consolidated financial statements and the unaudited combined financial statements of CAS for the nine months ended September 30, 2014. The results of operations for the one month ended October 31, 2014 were derived from the unaudited combined results of operations of CAS for the ten months ended October 31, 2014 and the unaudited combined financial statements of CAS for the nine months ended September 30, 2014. The unaudited pro forma statements of operations do not reflect the acquisition of Percival S.A. and its agrochemical business, Agriphar, completed on October 1, 2014 (the “Agriphar Acquisition”) or the related financing, because the Agriphar Acquisition is not significant as defined by Rule 1-02(w) of Regulation S-X.

The unaudited pro forma condensed consolidated financial information presented below is not necessarily indicative of future results and should be read in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and consolidated financial statements filed in our annual report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 30, 2015, “CAS Management’s Discussion of Operations and Cash Flows” and CAS’ combined financial statements and the notes thereto filed as exhibits to current reports on Form 8-K filed on July 11, 2014 and January 12, 2015 (as amended on January 30, 2015), “Arysta Management’s Discussion of Operations and Cash Flows” and Arysta’s audited consolidated financial statements and the notes thereto filed as exhibits 99.1 and 99.2, respectively, to this current report on Form 8-K/A.

The pro forma adjustments are described in the accompanying notes and include the following:

•	The preliminary allocation of the purchase price to the CAS balance sheet as shown below:

(in millions)
Current assets	$295
Identifiable intangible assets	534
Goodwill	281
Property, plant, and equipment	12
Other long-term assets	22

Total assets	$1,144
Current liabilities	70
Other liabilities	39

Total liabilities	$109

Total consideration	$1,035

•	The preliminary allocation of the purchase price to the Arysta balance sheet as shown below:

(in millions)
Current assets	$1,178
Identifiable intangible assets	1,639
Goodwill	1,894
Property, plant, and equipment	110
Other long-term assets	40

Total assets	$4,861
Current liabilities	651
Other liabilities	592

Total liabilities	$1,243
Noncontrolling interest	48

Total liabilities and noncontrolling interest	$1,291

Total consideration	$3,570

Purchase accounting and purchase price allocation is substantially complete for the CAS Acquisition, with the exception of accounts receivable, inventory, and for both intangible and tangible assets related to the supply agreements with Chemtura for CAS. The Company has not completed the detailed valuations necessary to estimate the fair value of the assets and the liabilities acquired in the Arysta Acquisition, and the related allocations of purchase price. Accordingly, the pro forma purchase price adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional analyses are performed. As the final valuations are performed, increases or decreases in the fair value of relevant balance sheet amounts and their useful lives will result in adjustments, which may be material, to the balance sheet and/or the statement of operations.

Pro forma adjustments to historical financial information are subject to assumptions described in the notes following the unaudited pro forma financial statements. Management believes that these assumptions and adjustments are reasonable and appropriate under the circumstances and are factually supported based on information currently available. The principal adjustments consist of the following:

•	the completion of the CAS Acquisition and the Arysta Acquisition for the statements of operations, and the completion of the Arysta Acquisition for the balance sheet, because the CAS Acquisition is included in the condensed consolidated balance sheet as of December 31, 2014;

•	borrowings under the Amended and Restated Credit Agreement; and

•	financing related to the Arysta Acquisition in the form of the Notes and Term Debt.

The unaudited pro forma condensed consolidated financial statements are for illustrative and informational purposes only and are not intended to represent, or be indicative of, what our financial position or results of operations would have been had the CAS Acquisition or the Arysta Acquisition occurred on the dates indicated. The unaudited pro forma condensed consolidated financial information also should not be relied upon as a representation of our future performance.

PLATFORM SPECIALTY PRODUCTS CORPORATION

UNAUDITED PRO FORMA BALANCE SHEET AS OF DECEMBER 31, 2014

($ millions)	Platform (Historical)	Arysta (Historical)	Adjustments		Pro forma Balance Sheet
ASSETS
Current assets:
Cash and cash equivalents	$397.3	$237.3	$(147.2)	AA	$
			1,492.2	NA
			570.8	TA
			(2,324.0)	AB
			(17.7)	AC		208.7
Restricted cash	600.0	—	(600.0)	AB		—
Accounts receivable, net	327.3	733.7	(6.2)	IA
			7.4	IB		1,062.2
Inventories	205.8	221.9	39.0	AD
			4.2	IA		470.9
Prepaid expenses and other current assets	48.0	57.3	33.5	IC
			(2.8)	IB
			4.4	ID
			3.8	NA
			3.1	TA
			(4.4)	AF		142.9

Total current assets	1,578.4	1,250.2	(943.9)			1,884.7
Property, plant, and equipment, net	175.0	78.7	31.3	AG		285.0
Goodwill	1,405.3	661.3	(661.3)	AH
			1,500.0	AI
			394.0	AJ		3,299.3
Intangible assets, net	1,341.5	530.9	(530.9)	AK
			1,639.0	AL		2,980.5
Other assets	57.4	97.0	25.0	NA
			12.2	TA
			(57.4)	IC
			0.6	IE
			21.5	ID
			(21.5)	AF		134.8

TOTAL ASSETS	$4,557.6	$2,618.1	$1,408.6			$8,584.3

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and short-term debt	14.0	22.7	5.9	TB
			(13.2)	AM		29.4
Accounts payable, accrued expenses, and other	228.6	643.4	(1.8)	IE		870.2

Total current liabilities	242.6	666.1	(9.1)			899.6

Long-term debt	1,399.7	1,752.7	(1,778.6)	AM
			1,521.0	NA
			587.7	TA
			(5.9)	TB
			25.9	ID		3,502.5
Long-term contingent consideration	63.9	—				63.9
Other long-term liabilities	298.8	194.2	394.0	AJ
			28.6	IE
			(23.9)	IC
			(0.7)	IF		891.0

TOTAL LIABILITIES	2,005.0	2,613.0	739.0			5,357.0

Convertible preferred shares - Series B	—	—	645.9	AN		645.9

($ millions)	Platform (Historical)	Arysta (Historical)	Adjustments		Pro forma Balance Sheet

STOCKHOLDERS’ EQUITY
Preferred shares - Series A	—	—			—
Common shares	1.9	—			1.9
Additional paid in capital	2,812.4	1,065.5	(1,065.5)	AO	2,812.4
Retained deficit	(224.1)	(835.2)	829.6	AO
			(26.2)	IE
			(17.7)	AC
			(1.6)	TA
			2.0	IF
			6.0	IB
			(2.0)	IA
			25.8	IG	(243.4)
Accumulated other comprehensive (loss) income	(130.6)	(250.3)	278.8	AO
			(1.4)	IB
			(1.3)	IF
			(25.8)	IG	(130.6)

Total stockholders’ equity	2,459.6	(20.0)	0.7		2,440.3
Non-controlling interests	93.0	25.1	23.0	AP	141.1

Total equity	2,552.6	5.1	23.7		2,581.4

Total liabilities and stockholders’ equity	$4,557.6	$2,618.1	1,408.6		$8,584.3

PLATFORM SPECIALTY PRODUCTS CORPORATION

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

		CAS
		(Historical) for	CAS (Historical)
		the Nine	for the One
		Months ended	Month ended
	Platform	September 31,	October 31, 2014	Arysta	CAS		Arysta		Pro forma
($ million except per share data)	(Historical)	2014(1)	(2)	(Historical)(3)	Adjustments		Adjustments		Consolidated
Net sales	$843.2	$353.8	$26.4	$1,540.6	$		$14.5	IB	$
							(16.4)	IH
							(6.2)	IA	2,755.9
Cost of sales	446.6	212.6	14.5	961.8	22.0	CA	2.0	IB
					0.3	CB	39.0	AD
							3.2	AG
							(4.2)	IA	1,697.8

Gross profit	396.6	141.2	11.9	578.8	(22.3)		(48.1)		1,058.1
Operating expenses:
Selling, technical, general, and administrative	357.9	62.2	0.8	378.7	(1.0)	CC	(6.4)	AQ
					(33.9)	CD	(57.3)	AR
					(4.5)	CE	109.9	AS
					33.9	CF			840.3
Research and development	26.2	7.8	1.6	9.2					44.8
Restructuring	3.0	—	—	—					3.0
Equity income	—	(0.1)	—	—	0.1	CG			—
Other	—	—	—	34.3					34.3

Total operating expense	387.1	69.9	2.4	422.2	(5.4)		46.2		922.4

Operating (loss) profit	9.5	71.3	9.5	156.6	(16.9)		(94.3)		135.7

Other (expense) income:
Interest, net	(37.9)	(0.2)	0.1	(99.8)	0.1	CH	100.0	AM
					(20.1)	CI	(100.5)	NB
							(35.1)	TC
							(12.5)	IB
							16.4	IH	(189.5)
Other (expense) income, net	(2.5)	6.1	(1.2)	(28.0)			2.0	IF	(23.6)

Total other (expense) income	(40.4)	5.9	(1.1)	(127.8)	(20.0)		(29.7)		(213.1)

(Loss) income before income taxes, non-controlling interests, and dividends on preferred shares	(30.9)	77.2	8.4	28.8	(36.9)		(124.0)		(77.4)
Income tax benefit (provision)	6.7	(38.1)	(4.1)	(49.9)	15.6	CJ	0.5	IA
							(10.4)	IE
							(0.7)	IF
							42.0	AE	(34.4)

Net (loss) income	(24.2)	39.1	4.3	(21.1)	(21.3)		(92.6)		(115.8)
Net loss (income) attributable to non-controlling interests	(5.7)	—	—	(8.5)					(14.2)

Net (loss) income attributable to shareholders	(29.9)	39.1	4.3	(29.6)	(21.3)		(92.6)		(130.0)
Accrued stock dividend on Founder’s preferred shares	(232.7)	—	—	—					(232.7)

Net (loss) income attributable to common shareholders	$(262.6)	$39.1	$4.3	$(29.6)	$(21.3)		$(92.6)		$(362.7)

Loss Per Share
Basic	$(1.94)	n/a	n/a	n/a	n/a		n/a		$(2.68)
Diluted	$(1.94)	n/a	n/a	n/a	n/a		n/a		$(2.68)
Weighted average shares outstanding (millions)
Basic	135.3	n/a	n/a	n/a	n/a		n/a		135.3	SA
Diluted	135.3	n/a	n/a	n/a	n/a		n/a		135.3	SB

(1)	The historical statement of operations of CAS presents cost of goods sold (excluding depreciation) of $275 million as an operating expense. For purposes of this pro forma, this amount plus $7.6 million of related depreciation is presented as cost of sales to present gross profit for the acquired business.
(2)	The historical statement of operations of CAS for the one month ended October 31, 2014 is estimated primarily based upon the operations of CAS for the ten months ended October 31, 2014 less the nine months ended September 30, 2014 except for the income tax provision, which was adjusted to reflect the effective tax rate of the nine months ended September 30, 2014.
(3)	Historical Arysta amounts presented in accordance with generally accepted accounting principles in the United States (“GAAP”) based upon its financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”). Adjustments to convert the IFRS basis to GAAP basis are included in the Arysta adjustments column.

CAS Adjustments

CA	Reflects portion of the profit in CAS inventory step-up recognized in purchase accounting that has not been recognized in operations subsequent to the closing of the CAS Acquisition during 2014.

CB	Adjustment to depreciation to reflect its annual basis for the step-up of property, plant, and equipment.

CC	Reflects elimination of the cost of a Brazilian accounts receivable securitization program of CAS not acquired in the CAS Acquisition.

CD	Reflects the elimination of non-recurring CAS Acquisition-related expenses, including but not limited to financial advisory, legal and accounting fees.

CE	Reflects the elimination of the historical amortization expenses on CAS’s identifiable intangible assets.

CF	Adjustment to amortization expense to reflect its annual basis for the fair value of the intangible assets of CAS.

(In millions) Intangible Assets	Estimated Fair Value	Annual Amortization
Technology (12 years)	$458.0	$38.2
Customer relationships (30 years)	$76.0	$2.5

Annual amortization is calculated as estimated fair value divided by the calculated life of the related asset.

CG	Reflects elimination of net losses of unconsolidated subsidiaries of CAS not acquired with the CAS Acquisition.

CH	Reflects the elimination of interest expense related to debt not assumed from Chemtura in conjunction with the CAS Acquisition.

CI	Reflects interest expense related to the indebtedness incurred under our Amended and Restated Credit Agreement dated April 12, 2007, as amended (the “Amended and Restated Credit Agreement”), that funded a portion of the cash purchase price for the CAS Acquisition comprised of the following:

•	Interest on the incremental US Dollar borrowings under the first lien debt of $130 million at a rate of approximately 4.00% and on the Euro denominated first lien debt of approximately $256 million equivalent at a rate of approximately 4.25% based on the terms of the Amended and Restated Credit Agreement. These interest rates are based on an applicable margin of 3% on the US Dollar borrowings and 3.25% on the Euro denominated borrowings applied to a LIBOR floor of 1% and are variable in nature. The pre-tax effect of a 1/8% change effective in the interest rate would be $0.4 million annually.

•	Interest on the incremental borrowings of approximately $129 million under our revolving credit facilities at a rate of 5.25% for the portion under our U.S. Dollar revolving credit facility of $60 million and 3.23% for the portion under or multicurrency revolving credit facility of approximately $68.7 million.

•	Amortization of estimated deferred financing fees of $7.5 million and estimated original issuance discount of $1.9 million for the first lien term debt over the six year term of the loan.

•	Amortization of estimated deferred financing fees of $3.1 million for access to an incremental $125 million of revolving line of credit anticipated to be obtained in conjunction with the CAS Acquisition over the 4-year term of the facility.

CJ	Reflects income tax benefit related to the income (loss) before income taxes, non-controlling interests, and accrued payment-in-kind dividends on cumulative preferred shares related to the pro forma adjustments. After accounting for non-deductible permanent differences, the pro forma adjustments were tax effected using a global rate of 34%.

Arysta Adjustments

AA	Reflects the amount of cash retained by the seller of Arysta.

AB	Reflects the cash to be paid to the seller as part of the consideration for the Arysta Acquisition.

AC	Reflects transaction expenses related to the Arysta Acquisition that were incurred and paid subsequent to December 31, 2014.

AD	Reflects management’s preliminary estimate of the profit in Arysta inventory step-up to fair value as of December 31, 2014.

AE	Reflects income tax benefit (expense) related to the income (loss) before income taxes, non-controlling interests, and accrued payment-in-kind dividends on cumulative preferred shares generated by the pro forma adjustments. After accounting for non-deductible permanent differences, the pro forma adjustments were tax effected using a global rate of 34%.

AF	Reflects the elimination of deferred financing costs related to the long-term debt paid off at the closing of the Arysta Acquisition.

AG	Reflects management’s preliminary estimated step-up to fair value of the property, plant, and equipment of Arysta as of the closing of the Arysta Acquisition and related depreciation expense.

AH	Reflects the elimination of Arysta’s historical goodwill.

AI	Reflects the preliminary estimated goodwill associated with Arysta excluding the effect of deferred taxes.

AJ	Reflects the estimated deferred tax liability associated with the preliminary step up to fair value of intangible and tangible assets, excluding goodwill.

AK	Reflects the elimination of the historical intangibles of Arysta as of December 31, 2014.

AL	Reflects management’s preliminary estimated fair value of the intangible assets of Arysta as of the closing of the Arysta Acquisition:

(In millions) Intangible Assets	Estimated Fair Value
Trade names-indefinite lives	$176.5
Technology (12 years)	1,102.5
Distributor relationships (20 years)	$360.0

AM	Reflects the elimination of debt not assumed and the related interest expense in conjunction with the Arysta Acquisition.

AN	Reflects the fair value of $600 million of new Series B convertible preferred stock of Platform, $0.01 par, that is convertible into Platform’s common stock plus cash for the deficit, if any, between the value of our common stock and $27.14, to the seller as part of the consideration for the Arysta Acquisition.

AO	Reflects elimination of Arysta historical equity.

AP	Reflects management’s preliminary estimate of the fair value of the non-controlling interest of Arysta that remain outstanding at closing of the Arysta Acquisition.

AQ	Reflects the elimination of non-recurring Arysta Acquisition expenses, including but not limited to financial advisory, legal and accounting fees.

AR	Reflects elimination of historical amortization expenses related to Arysta’s intangible assets.

AS	Reflects amortization expense to be recorded in conjunction with the estimated fair value of the identifiable intangible assets of Arysta:

(In millions) Intangible Assets	Estimated Fair Value	Annual Amortization
Trade names-indefinite lives	$176.5	$—
Technology (12 years)	1,102.5	91.9
Customer relationships (20 years)	$360.0	$18.0

Annual amortization is calculated as estimated fair value divided by the calculated life of the related asset.

Notes Issuance

NA	Reflects the issuance of $1.52 billion of Notes to fund a portion of the Arysta purchase price, net of $1.0 million of original issue premium and deferred financing fees of $28.8 million.

NB	Reflects the interest expense related to the Notes issued to fund a portion for the cash purchase price for the Arysta Acquisition which was comprised of the following:

•	Interest on the $1.52 billion of Notes issued.

•	Amortization of estimated deferred financing fees of $28.8 million and $1.0 million over the anticipated term of the Notes.

Term Debt Issuance

TA	Reflects Term Debt issued to fund a portion of the cash purchase price of Arysta and for access to an incremental $125 million revolving line of credit, net of original issue discount of $7.0 million, deferred financing costs of $15.3 million, and related expenses of $1.6 million.

TB	Reflects the reclassification of the portion of Term Debt issued will require repayment in the next year.

TC	Reflects the interest expense related to the Term Debt issued to fund a portion of the cash purchase price of the Arysta Acquisition which was comprised of the following

•	Interest on the incremental US Dollar borrowings under the first lien debt of $500 million at a rate of approximately 4.75% and on the Euro denominated first lien debt of $94.5 million equivalent at a rate of approximately 4.25% based on the terms of the Amended and Restated Credit Agreement. These interest rates are based on an applicable margin of 3.75% and 3.25%, respectively, applied to a LIBOR floor of 1% and are variable in nature. The pre-tax effect of a 1/8% change in the effective interest rate would be $0.7 million annually.

•	Amortization of estimated deferred financing fees of $15.3 million and estimated original issuance discount of $7 million over the anticipated terms of the senior term debt and the revolving line of credit.

IFRS to GAAP Adjustments

Arysta’s historical financial statements are prepared in accordance with IFRS. The following adjustments reflect management’s estimates of converting Arysta’s historical financial statements to GAAP.

IA	Reflects management’s estimate of the reversal of a sale that does not qualify for revenue recognition for GAAP.

IB	Reflects management’s estimate of the reversal of present value accounting required for IFRS, that is prohibited for GAAP for receivables and payables expected to be settled within a year.

IC	Reflects management’s estimate of the offset of deferred tax assets and liabilities required pursuant to GAAP that is prohibited for IFRS.

ID	Reflects management’s estimate of the reclassification of deferred financing costs from a reduction of the carrying amount of the related debt, which is required for IFRS, to an asset, which is required for GAAP.

IE	Reflects management’s estimate of uncertain tax positions pursuant to GAAP that is not required for IFRS.

IF	Reflects management’s estimate of the reversal of hedge accounting that does not meet GAAP requirements and the associated impact on income taxes.

IG	Reflects management’s estimate of the reversal of the elimination of cumulative currency translation adjustment upon Arysta’s adoption of IFRS.

IH	Reflects management’s estimate of the reclassification of customer cash discounts from expense to a reduction of sales, which is required for GAAP.

Weighted Average Share Adjustments

SA	Represents the number of Platform ordinary shares outstanding at December 31, 2014.

SB	Represents the basic shares described in Note SA. Because the pro forma statement of operations reflects a loss, the amount excludes all potentially dilutive common stock.